Exhibit 99.1

TeleTech Secures a $700 Million, Five-Year Credit Facility

With an Accordion Feature to Increase up to $1 Billion

Provides Significant Financial Capacity to Support TeleTech’s

Long-term Growth and Investment Goals

ENGLEWOOD, Colo., June 7, 2013 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of technology-enabled customer experience solutions, today announced that it has entered into a  $700 million, five-year, multi-currency revolving credit facility with an accordion feature that permits, under certain conditions, an increase in total commitments up to $1 billion. The credit facility will provide TeleTech with additional financial flexibility under more favorable terms to fund working capital, discretionary investments and capital distributions, along with organic and inorganic growth initiatives, including strategic acquisitions.

“The expanded credit facility reflects TeleTech’s financial strength and our confidence in the Company’s growth and investment opportunities,” said Kenneth Tuchman, chairman and chief executive officer of TeleTech. “We are excited to capitalize on the favorable lending environment to supplement our strong cash flows and balance sheet. This increased financial flexibility puts TeleTech in a stronger position to actively pursue value-creating opportunities which will support our long-term revenue and earnings growth goal,” Tuchman added.

Wells Fargo Securities, LLC, KeyBank National Association, Bank of America Merrill Lynch, BBVA Compass and HSBC Bank USA, National Association served as Joint Lead Arrangers for the credit facility.  “We appreciate the demonstrated leadership and execution that our lead banks provided along with the partnership in building a strong and supportive syndicate of relationship banks,” said Paul Miller, senior vice president and corporate treasurer of TeleTech. “The improved terms of this financing also convey the comfort that our lenders have in our business, leadership and growth prospects.”  The credit facility expires on June 3, 2018.

ABOUT TELETECH

For 30 years, TeleTech and its subsidiaries have helped the world’s most successful companies design, enable, manage and grow customer value through the delivery of superior customer experiences across the customer lifecycle. As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-enabled solutions that maximize revenue, transform customer experiences and optimize business processes. From strategic consulting to operational execution, our more than 39,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved

Investor Contact	Media Contact
Paul Miller	Jeanna Blatt
303.397.8641	303.397.8507

communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; new legislation or government regulation that adversely impacts our tax obligations, health care costs or the customer management industry; compliance with credit facility covenant restrictions; and our ability to obtain financing and manage counterparty credit risks from financial institutions. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2012.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of June 7, 2013 The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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